CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 2, 1996 included in Pioneer Real Estate Shares' 1995 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Real Estate Shares Post-Effective Amendment No. 8 and Amendment No. 9 to Registration Statement File Nos. 33-65822 and 811-7870, respectively.




                                         ARTHUR ANDERSEN LLP




Boston, Massachusetts
February 29, 1996